Exhibit 10.1.6
Via Hand Delivery
January 18, 2008
Mr. Mark Gordon
Controller
Roberts Properties Residential, L.P.
450 Northridge Parkway
Suite 302
Atlanta, Georgia 30350
Re: Lease Renewal Option for 450 Northridge Parkway, Suite 301
Dear Mark:
Please accept this letter as the required notice of Tenant’s exercise of its second of three (3) one (1) year options to extend the Lease dated March 27, 2006 by and between Roberts Properties Residential, L.P., a Georgia limited partnership (“Landlord”) and Roberts Properties Construction, Inc., a Georgia corporation (“Tenant”) (the “Lease”).
As we have agreed, the rental rate will be $20.00 per sq. ft. and the Term shall be extended to December 31, 2008. Except as expressly stated herein, all other terms and conditions of the Lease shall remain in full force and effect.
I would appreciate your acknowledging the above terms and conditions and returning an executed copy of this Lease Agreement to me.

Sincerely,	AGREED AND ACKNOWLEDGED:
Roberts Properties Residential, L.P.

/s/ Anthony Shurtz	/s/ Mark Gordon

Anthony Shurtz Chief Financial Officer	Mark Gordon, Controller Roberts Realty Investors, Inc., Sole General Partner
As08-004